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                               EXHIBIT NO. 10(k)

                        Deferred Compensation Plan of
     Material Sciences Corporation and Certain Participating Subsidiaries
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                                                                       Exhibit 6

                         MATERIAL SCIENCES CORPORATION
                          DEFERRED COMPENSATION PLAN

Purpose
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     The purpose of this plan is to allow an officer of Material Sciences
Corporation or any of its subsidiary companies ("the Company") and any other key employee with the consent of the Chief Executive Officer to elect annually to defer payment of a portion of his compensation for any fiscal year until after termination of his employment.

Timing of Election
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     An election to defer shall be made by written notice signed by the employee and delivered to the Vice President - Human Resources of the Company before the beginning of the period of service for which the compensation is payable. Any such election shall be irrevocable.

Deferred Amount
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     The employee may elect to defer an amount not exceeding 15 percent of the total of his salary and bonus for a fiscal year. The amount to be deferred shall be specified in the notice of election and shall be either (A) a specified dollar amount of his salary for each and every pay period or (B) a specified percentage of, or dollar amount from, any bonus to which he may become entitled during a fiscal year.

Deferred Compensation Accounts
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     As of the date on which deferred amounts would otherwise have been payable to the employee, the Company will credit the deferred amount to a deferred compensation account in the name of the employee. The Company will maintain the necessary records and will forward to the employee at least once each fiscal year a statement indicating the amount credited to the account.

Quarterly Increase in Deferred Compensation Amount
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     The Company will credit to each deferred compensation account as of the end of each fiscal quarter additional compensation equal to interest in the amounts credited to such account from the date credited (or the and of the preceding fiscal quarter, if later) to the end of such fiscal quarter at the rate of interest payable on the last issue of U.S. 90-day Treasury Notes made prior to the end of such fiscal quarter as determined by Continental Bank. Such quarterly increases shall continue to be made after the commencement of distributions pursuant to the succeeding paragraph until the account has been completely distributed.
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Distribution of Deferred Compensation
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     Upon the employee's retirement, death or other termination of his employment with the Company, the employee shall receive the amount credited to his deferred compensation account in five substantially equal annual installments commencing with the first anniversary of the date of his termination of employment. Each such payment shall be equal to the amount credited to the employee's account immediately prior to the date of payment divided by the number of payments remaining to be made (including such payment). If employment is terminated by death of the employee, or if the employee shall die after termination of employment, but before complete distribution of the amount credited to his deferred compensation account, distribution shall be made to the person designated by him in a written notice to the Vice President -
Human Resources of the Company or in the absence of any such notice, to his estate. In the sole discretion of the Board of Directors of the Company distributions may be made in a lump sum following termination of employment or in installments, equal or otherwise, more rapidly than provided in this paragraph.

Agreement
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     Employees electing to defer compensation under the Plan will enter into a written agreement with the Company in a form provided by the Company evidencing the terms of the deferral which shall be consistent with the Plan.

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